Exhibit 99.2

Petroflow and Equal Energy announce defeasance of debentures and application for relief from continuous disclosure obligations

OKLAHOMA CITY, July 31, 2014 – Petroflow Energy Corporation (“Petroflow”) and Equal Energy Ltd. (“Equal”) (NYSE: EQU) (TSX: EQU) announce that, in connection with the acquisition of Equal by Petroflow by way of plan of arrangement (the “Arrangement”) completed earlier today, Equal has defeased all of the outstanding 6.75% convertible, unsecured, junior, subordinated debentures due March 31, 2016 (“Debentures”) by depositing cash, in trust with the trustee under the indenture governing the Debentures (the “Indenture”), sufficient to fully pay, satisfy and discharge all obligations under the Debentures. The completion of the Arrangement constitutes a Change of Control under the Indenture. As a result, pursuant to its obligations under the Indenture, Equal will be offering to repurchase Debentures at a purchase price equal to 101% of the principal amount thereof plus accrued interest, subject to the terms and conditions set out in the Indenture (the “Change of Control Purchase Offer”). Holders that do not accept the Change of Control Purchase Offer shall be entitled to continue to receive interest on the Debentures until they are redeemed at par on March 31, 2016 in accordance with the provisions of the Indenture. The Debentures remain listed for trading on the TSX under the symbol EQU.DB.B.

Pursuant to the Indenture, following the Arrangement, each Debentureholder no longer has the right to receive common shares on conversion of Debentures, but has the right to receive in lieu of each such shares, the consideration paid under the Arrangement (being US$5.43 in cash per share) (the “Consideration”) which such Debentureholder would have been entitled to receive had it been the holder of such number of shares at the effective time of the Arrangement that it was entitled to acquire pursuant to its conversion right. It is important to note that the Debentures currently have a conversion price that is significantly greater than the Consideration.

Equal has filed an application with the Alberta and Ontario securities commissions for relief from the requirements of its continuous disclosure obligations in all provinces and territories in Canada, including its obligations under National Instrument 51-102 - Continuous Disclosure Obligations. If the relief is granted, Equal will be exempt from its continuous disclosure filing obligations, but will be required (i) to provide annual alternative disclosure that will state the principal amount of Debentures that remain outstanding and (ii) upon the occurrence of a change in the affairs of Equal or the trustee under the Indenture that would reasonably be expected to have a significant effect upon the market price or value of any of the Debentures, to forthwith, upon becoming aware of such a change, issue and file a news release disclosing the nature and substance of the change.

Forward-looking Statements:

Certain information in this press release constitutes forward-looking statements under applicable securities law, including statements relating to the Change of Control Purchase Offer and the ability of Equal to obtain relief from its continuous disclosure obligations. Any statements that are contained in this press release that are not statements of historical fact may be deemed to be forward-looking statements. Forward-looking statements are often identified by terms such as “may,” “should,” “anticipate,” “expects,” “seeks” and similar expressions. Forward-looking statements necessarily involve known and unknown risks, such as risks associated with oil and gas production; marketing and transportation; loss of markets; volatility of commodity prices; currency and interest rate fluctuations; imprecision of reserve and future production estimates; environmental risks; competition; incorrect assessment of the value of acquisitions; failure to realize the anticipated benefits of dispositions; inability to access sufficient capital from internal and external sources; changes in legislation, including but not limited to income tax, environmental laws and regulatory matters; and the failure to make the Change of Control Purchase Offer or obtain the relief requested from the Ontario and Alberta securities regulators. Readers are cautioned that the foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on forward-looking statements as there can be no assurance that the plans, intentions or expectations upon which they are placed will occur. Such information, although considered reasonable by management at the time of preparation, may prove to be incorrect and actual results may differ materially from those anticipated. Forward-looking statements contained in this press release are expressly qualified by this cautionary statement.

Additional information on these and other factors that could affect Equal are included in Equal’s reports on file with Canadian and U.S. securities regulatory authorities and may be accessed through the SEDAR website (www.sedar.com), the SEC’s website (www.sec.gov), Equal’s website (www.equalenergy.ca) or by contacting Equal.

Furthermore, the forward looking statements contained in this press release are made as of the date of this press release, and Equal does not undertake any obligation to update publicly or to revise any of the included forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by securities law.

For more information, contact:

Louis G. Schott

Secretary and Treasurer

(918) 392-4793